                                                                 EXHIBIT (c)(6)



                                  PROJECT BAKER

                      PRESENTATION TO THE SPECIAL COMMITTEE

                            OF THE BOARD OF DIRECTORS

                                   MAY 1, 2001

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
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TABLE OF CONTENTS



              Section I                    Transaction Overview

              Section II                   Overview of Il Fornaio Valuation

              Section III                  Fairness Opinion Letter

                         SECTION I: TRANSACTION OVERVIEW


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PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
OVERVIEW OF THE TRANSACTION



--------------------------------------------------------------------------------
Scope of Assignment:            Evercore Group Inc. ("Evercore") has been asked
--------------------            by the Special Committee of the Board of
                                Directors of Il Fornaio (America) Corporation
                                ("Il Fornaio" or the "Company") whether, in
                                Evercore's opinion, the Merger Consideration to
                                be paid pursuant to the Merger is fair, from a
                                financial point of view as of the date hereof,
                                to the holders of the Shares.
--------------------------------------------------------------------------------


Summary of Key Merger Terms:
----------------------------
Background:                     Il Fornaio intends to enter into an amended
                                Agreement and Plan of Merger ("Merger
                                Agreement") with an affiliate of Bruckmann, Rosser, Sherrill & Co., L.P. ("BRS" or the
                                "Investor"). Pursuant to the Merger Agreement, an affiliate of the Investor will be merged with and into the Company (the "Merger").

Transaction Consideration:      Each outstanding share of Common Stock of the
                                Company, other than the shares rolled-over into the surviving company, (the "Shares"), will be converted into the right to receive $12.00 per share payable in cash (the "Merger
                                Consideration").

Structure:                      Recapitalization

Transaction Size:

                                Equity Purchase Price:              $  77.4
                                Plus: Net Debt as of 12/31/00          (6.3)
                                                                    -------

                                Total                               $  71.1

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------

Financing Sources and Uses:     SOURCES                  USES


                                Revolver                 Equity Purchase Price
                                  2.2                      $77.4


                                Term Loan                Fees and Expenses
                                  25.0                       6.8


                                Subordinated Debt
                                  13.0

                                Equity
                                  38.0


                                Cash From Company
                                  6.0
                                  ---                       ---

                                Total                    Total
                                  $84.2                    $84.2

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
OVERVIEW OF THE TRANSACTION

Summary of Key Merger Terms (con't):
------------------------------------

Transaction Multiples:          5.9x LTM EBITDA

                                5.9x 2001 EBITDA

                                19.4x LTM E.P.S.

                                22.2x 2001 E.P.S.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
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Summary of Rollover Provisions: Selected existing shareholders will roll over a portion of their existing stock and options in the Company into the surviving company following the Transaction


                                                       Amount        As a % of
                                                     Rolled Over   Total Holding

                                ------------------------------------------------

                                Laurence B. Mindel   $1.2 million      15%


                                Michael J. Hislop     2.2              50%


                                F. Warren Hellman     1.7             100%


                                Dean Cortopassi       1.5             100%


                                Scott Hedrick         0.2             100%


                                Carlo Veggetti        0.9             100%


                                Total Rollover
                                  Amount             $7.8 million

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
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Summary of Fiduciary
  Out Provision:                The Board of Directors (acting on the
                                recommendation of the Special Committee) may terminate the Merger Agreement with BRS in the event that the Company receives a superior offer from another party.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
OVERVIEW OF THE TRANSACTION


Summary of Key
  Merger Terms (con't):
-----------------------

Closing Conditions:             -    Shareholder vote
                                -    No Material Adverse Change
                                -    Valid Representations and Warranties
                                -    Lease and Liquor consents obtained
                                -    Proceeds of debt financing received (debt
                                     financing commitments subject to
                                     satisfactory review of legal due diligence)
                                -    Minimum cash at closing of $4.4 million
                                -    Minimum adjusted EBITDA of $13.0 million
                                -    Drop dead date of June 30th, 2001
                                     (extendable by 15 days if there are SEC
                                     related delays)

Termination Fee:                Termination fee under certain circumstances of
                                $2.7 million plus reimbursement of BRS's expenses.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
OVERVIEW OF THE TRANSACTION



- In connection with rendering our opinion, Evercore has, among other things:

        (i) Analyzed certain publicly available financial statements and other information relating to Il Fornaio;

        (ii) Analyzed certain internal financial statements and other financial and operating data concerning Il Fornaio prepared by and furnished to us by the management of Il Fornaio;

        (iii) Analyzed certain financial projections concerning Il Fornaio prepared by and furnished to us by the management of Il Fornaio;

        (iv) Discussed the past and current operation and financial condition and the prospects of Il Fornaio with the management of Il Fornaio;

        (v) Reviewed the reported prices and trading activity of the Common Stock of Il Fornaio;

        (vi) Compared the financial performance of Il Fornaio and the prices and trading activity of the Common Stock of Il Fornaio with that of certain other comparable publicly-traded companies and their securities;

        (vii) Reviewed the financial terms to the extent available of certain comparable transactions;

        (viii) Participated in discussions and negotiations among representatives of Il Fornaio, BRS and their advisors;

        (ix) Reviewed the Agreements, and the related exhibits and schedules in substantially final form and have assumed that the final form of such Agreements, exhibits and schedules will not vary in any respect material to our analysis; and

        (x) Performed such other analyses and examinations and considered such other factors as we have in our sole judgment deemed appropriate.

- For purposes of our analysis and opinion, we have not assumed any responsibility for independently verifying the accuracy and completeness of the information reviewed by us or reviewed for us.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
OVERVIEW OF THE TRANSACTION


Overview of Bruckmann, Rosser, Sherrill & Co.
---------------------------------------------

- Private equity firm formed in 1995 by former senior officers of Citicorp Venture Capital, Ltd

-       $1.2 billion of committed capital currently under management

- Currently investing second fund which has $770 million of committed capital

-       Current portfolio of seventeen companies:



Jitney-Jungle Stores of America, Inc.           Doane Pet Care Company             Town Sports International, Inc.

Restaurant Associates Corp.                     B&G Foods, Inc.                    Anvil Knitwear, Inc.

California Pizza Kitchen, Inc.                  HealthPlus Corporation             American Paper Group, Inc.

Alliance Laundry Systems LLC                    Mediq Incorporated                 Acapulco Restaurants, Inc.

Panhall International, Inc.                     Au Bon Pain                        ICM Equipment Company

Head & Engquist                                 O'Sullivan Industries

                  SECTION II: OVERVIEW OF IL FORNAIO VALUATION

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
IL FORNAIO VALUATION SUMMARY                                     ($ IN MILLIONS)



- Based on its stock price prior to the announcement of the Transaction, the Company's valuation was as follows:


                                                                         Price/Earnings         Enterprise Value / EBITDA
                                                        Stock          -------------------      -------------------------
                  Measurement Period                    Price           LTM          2001E          LTM          2001E
                  ------------------                    -----          -----         -----      ------------   ----------
        Il Fornaio closing price as of 11/15/00         $9.31          15.0x         17.2x          4.3x          4.3x
        Il Fornaio 30-Day Average                       $9.02          14.6          16.7           4.1           4.1

- The Company's valuation based on the consideration to be paid under the Transaction ("Transaction Value") is as follows:


                                                                        Market Value of
                                                                       Equity/Net Income         Enterprise Value / EBITDA
                                                      Offer Value    ---------------------       -------------------------
                                                       Per Share       LTM          2001E          LTM             2001E
                                                      -----------    ------       --------       -------      ------------
        Il Fornaio Transaction Value                    $12.00        19.4x         22.2x          5.9x            5.9x

- We compared the Transaction Value multiples from above to the market valuation multiples for a selected group of publicly traded companies that we deemed comparable.


                                             Price/Earnings                          Enterprise Value / EBITDA
                                 -----------------------------------             ----------------------------------
                                     LTM                    2001E                   LTM                    2001E
                                 -----------             -----------             ----------              ----------
        Group Median                17.9x                   15.7x                   8.4x                    7.6x
        Group Range              11.3x-45.1x             10.0x-33.1x             5.8x-20.2x              5.4x-16.5x

- We also compared the Transaction Value multiples to the valuation multiples from a selection of recent transactions that we viewed as comparable.

                                                         Enterprise Value /
                                                           LTM EBITDA
                                                         ------------------
        All Transactions Since July, 1997
        ---------------------------------
        Group Median                                           7.1x
        Group Range                                        4.0x - 10.5x
        All Transactions Since January, 1999
        ------------------------------------
        Group Median                                           5.4x
        Group Range                                         4.0x-6.0x

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
IL FORNAIO VALUATION SUMMARY



- We compared the premium of (i) the offer value per share to the Company's recent stock price prior to the November 15th announcement to
        (ii) premiums paid from a selection of recent transactions involving publicly traded companies in the restaurant industry that we viewed as comparable.


                                                                               Premium Paid Over
                                                                       -------------------------------------
                                                                       Stock Price 1    30-Day Average Stock
                                                                        Day Prior to       Price Prior to
                                                                         Disclosure          Disclosure
                                                                       --------------   --------------------
        Il Fornaio (based on closing Price as of 11/15/00)                 28.9%               33.0%
        Group Median                                                       37.4%               35.5%
        Group Range                                                      10% - 132%          11% - 183%

- We performed a discounted cash flow analysis that resulted in a valuation range of $10.96-$14.25

- We also analyzed an illustrative leveraged buyout transaction for the Company. This analysis resulted in a valuation range of $10.21-$11.87

- We also projected forward the Company's EPS, applied an assumed future P/E multiple based on valuation multiples for comparable companies, and discounted the estimated future stock price to the present time period based on a range of estimates for the Company's equity cost of capital. This analysis resulted in a valuation range of $6.21-$13.13

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
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COMPARATIVE VALUATION SUMMARY



                                                                                   Previous                 Revised
                                                                                $13.00 Offer              $12.00 Offer
                                                                               ---------------           -------------
Transaction Multiples
---------------------
Market Value of Equity / LTM Net Income                                               21.0x                  19.4x
Market Value of Equity / 2001E Net Income                                             16.0                   22.2x

Enterprise Value / LTM EBITDA                                                         6.6x                    5.9x
Enterprise Value / 2001E EBITDA                                                       5.6                     5.9

Premiums Paid Analysis
----------------------
Premium Paid over Stock Price 1 Day Prior to Disclosure                               39.6%                   28.9%
Premium Paid over 30 Day Average Stock Price Prior to Disclosure                      44.1%                   33.0%

Discounted Cash Flow Analysis Range                                              $12.29-$15.90            $10.96-$14.25

Leveraged Buyout Analysis Range                                                $11.37 - $13.26            $10.21-$11.87

Present Value of Future Stock Price Range                                        $11.02-$14.34             $6.21-$13.13


Previous $13.00 offer is based on Management's projections originally given in November 2000, and which remained unchanged through March 2001. Revised $12.00 offer reflects Management's new projections developed in April 2001.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
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COMPARISON OF PROJECTIONS                                        ($ IN MILLIONS)



                                       2001                                 2002                               2003
                         --------------------------------    --------------------------------    --------------------------------
                          Previous    Revised     Variance    Previous    Revised    Variance    Previous     Revised    Variance
                         ---------   ---------   --------    ---------   ---------   --------    ---------   ---------   --------
Revenues                 $   132.7   $   130.2     (1.9%)    $   143.4   $   136.5     (4.9%)    $   157.1   $   151.5     (3.5%)

EBITDA                   $    14.1   $    12.0    (15.2%)    $    15.5   $    13.2    (15.2%)    $    18.3   $    14.6    (20.2%)
Less: Depreciation &
  Amortization                (6.4)       (6.7)     4.9%          (6.9)       (7.0)     1.8%          (7.5)       (7.8)     3.2%
Plus: Interest Income          0.5         0.5     (4.4%)          0.9         0.8    (15.3%)          1.5         1.0    (31.7%)
                         ---------   ---------    -----      ---------   ---------    -----      ---------   ---------    -----
Pre-Tax Income           $     8.2   $     5.7    (30.2%)    $     9.5   $     6.9    (27.5%)    $    12.2   $     7.8    (36.0%)
Less:  Taxes                  (3.2)       (2.2)   (30.2%)         (3.7)       (2.7)   (27.5%)         (4.7)       (3.0)   (36.0%)
                         ---------   ---------    -----      ---------   ---------    -----      ---------   ---------    -----
Net Income               $     5.0   $     3.5    (30.2%)    $     5.9   $     4.3    (27.5%)    $     7.5   $     4.8    (36.0%)
Shares Outstanding             6.2         6.5      4.7%           6.3         6.5      2.7%           6.5         6.7      3.9%
E.P.S                    $     0.81  $    0.54    (33.3%)    $    0.93   $    0.65    (29.4%)    $    1.17   $    0.72    (38.4%)

Capital Expenditures     $      4.0  $     4.0                  $  8.1   $     5.6               $    10.8   $     7.6
Number of Restaurant
  Openings                        1          1                       3           2                       4           3


----------------

Previous projections reflect Management projections given in November, 2000 and which remain unchanged through March 2001. Revised projections reflect Management's new projections developed in April 2001.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
COMPARISON OF PROJECTIONS                                        ($ IN MILLIONS)



                              2001E            2002E            2003E            2004E            2005E
                              -----            -----            -----            -----            -----
Revenues
--------

Previous Projections         $132.7           $143.4           $157.1               NA               NA
Revised Projections           130.2            136.5            151.5            169.7            191.4
% Change                       (1.9%)           (4.9%)           (3.5%)             NA               NA

EBITDA
------
Previous Projections           14.1             15.5             18.3             19.2             20.2
Revised Projections            12.0             13.2             14.6             16.1             18.4
% Change                      (15.2%)          (15.2%)          (20.2%)          (16.0%)           (8.8%)

EBITDA Margin
-------------
Previous Projections           10.6%            10.8%            11.6%              NA               NA
Revised Projections             9.2%             9.6%             9.6%             9.5%             9.6%

Net Income
----------
Previous Projections         $  5.0           $  5.9           $  7.5               NA               NA
Revised Projections             3.5              4.3              4.8              5.3              6.2
% Change                      (30.2%)          (27.5%)          (36.0%)             NA               NA


-----------------

Previous projections reflect Management projections given in November, 2000 and which remain unchanged through March 2001. 2004 and 2005 were Evercore estimates Revised projections reflect Management's new projections developed in April 2001.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
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COMPARATIVE FINANCING AND LEVERAGE STATISTICS



                                          Previous                 Revised
                                        $13.00 Offer             $12.00 Offer
                                        ------------             ------------
  Revolver                                  $ 2.1                   $ 2.2
  Term Loan                                  27.5                    25.0
                                            -----                   -----
Senior Debt                                  29.6                    27.2
  Subordinated Debt                          15.0                    13.0
                                            -----                   -----
Total Debt                                  $44.6                   $40.2

Equity                                      $40.0                   $38.0

2001 EBITDA                                 $14.1                   $12.0

Leverage Statistics
-------------------
Senior Debt / 2001 EBITDA                     2.1x                    2.3x
Total Debt / 2001 EBITDA                      3.2                     3.4

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
HISTORICAL AND PROJECTED FINANCIAL OVERVIEW                      ($ IN MILLIONS)


Income Statement            1995      1996     1997     1998      1999     2000    2001E     2002E     2003E   2004E     2005E
----------------           ------    ------   ------   ------   ------    ------   ------    ------   ------   ------   ------
Total Revenues             $ 54.1    $ 60.7   $ 72.1   $ 83.1   $100.4    $124.4   $130.2    $136.5   $151.5   $169.7   $191.4
EBITDA                        5.3       6.1      7.7      9.1      9.8      11.9     12.0      13.2     14.6     16.1     18.4
EBIT                          2.0       2.2      3.8      4.9      4.5       5.8      5.3       6.2      6.8      7.4      8.5
Net Income                    1.2       1.4      2.5      3.5      3.1       3.8      3.5       4.3      4.8      5.3      6.2

Number of Restaurants          11        12       15       17       21        25       26        28       31       35       39

Growth Rates
------------
Revenues                      8.9%     12.2%    18.8%    15.3%    20.9%     23.9%     4.7%      4.8%    11.0%    12.0%    12.8%
EBITDA                       (3.6%)    15.1%    26.2%    18.2%     7.8%     21.8%     0.0%     10.1%    10.8%    10.6%    14.2%
EBIT                        (13.0%)    10.0%    72.7%    28.9%    (7.3%)    28.4%    (9.6%)    16.8%    10.6%     8.7%    15.2%
Net Income                   (7.7%)    16.7%    78.6%    40.0%   (12.6%)    23.4%    (7.2%)    21.5%    13.3%    10.4%    15.5%

Margins
-------
EBITDA                        9.8%     10.0%    10.7%    11.0%     9.8%      9.6%     9.2%      9.6%     9.6%     9.5%     9.6%
EBIT                          3.7%      3.6%     5.3%     5.9%     4.5%      4.7%     4.0%      4.5%     4.5%     4.4%     4.4%
Net Income                    2.2%      2.3%     3.5%     4.2%     3.0%      3.0%     2.7%      3.1%     3.2%     3.1%     3.2%


----------------
Source for projections:  Management estimates

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
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IL FORNAIO VS. S&P 500 SMALL-CAP RESTAURANT INDEX SINCE IPO (9/19/97 - PRESENT)



                               [PERFORMANCE GRAPH]



   Date            Volume        Il Fornaio Price         S&P Small-Cap Restaurant Price Index
---------        ----------      ----------------         ------------------------------------
  9/19/97         1,888,100          $14.50                          14.5000
 11/14/97            74,000          $14.50                          13.4442
  1/14/98             9,000          $14.75                          12.6920
  3/13/98             2,000          $13.00                          15.3765
  5/11/98            12,000          $12.88                          14.7858
   7/8/98            44,700          $13.13                          15.5472
   9/2/98            16,500          $10.13                          12.0725
 10/29/98           115,200          $ 7.88                          12.1090
 12/28/98            19,900          $ 7.38                          13.8983
  2/25/99            28,500          $ 8.25                          13.6046
  4/23/99             4,400          $ 9.88                          13.8554
  6/21/99            10,100          $13.00                          14.1435
  8/17/99            39,500          $11.94                          13.4462
 10/13/99             1,000          $ 9.25                          13.0413
  12/9/99            23,600          $ 7.25                          11.1484
   2/7/00            12,600          $ 8.00                          11.4982
   4/4/00            11,000          $ 8.75                          11.9937
   6/1/00             3,800          $ 8.50                          12.2380
  7/28/00             1,200          $ 7.75                          12.3482
  9/25/00               700          $ 8.38                          12.8211
 11/20/00            21,700          $12.75                          15.3579
  1/15/01            58,600          $13.50                          14.7364
  3/12/01            17,000          $13.63                          16.2832


---------------
S&P Small-Cap Restaurant Index consists of APPB, CEC, CAKE, COP, IHP, JBX, LNY, LUB, PNRA, RI, RYAN, SONC, TACO


PROJECT BAKER
--------------------------------------------------------------------------------
IL FORNAIO STOCK PRICE HISTOGRAM SINCE IPO (9/19/97 - 11/15/00)



                                  [BAR GRAPH]

Share Price($)   Frequency (Days)
--------------   ----------------
<$ 1.00                 0
<$ 2.00                 0
<$ 3.00                 0
<$ 4.00                 0
<$ 5.00                 0
<$ 6.00                10
<$ 7.00                30
<$ 8.00               120
<$ 9.00               151
<$10.00               122
<$11.00                62
<$12.00                37
<$13.00                52
<$14.00                71
<$15.00               115
<$16.00                23
<$17.00                 5
<$18.00                 0
<$19.00                 0
<$20.00                 0
More                    0

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
IL FORNAIO TRADING VALUATION


                                                 Share Price Prior     1 month Average
                                                  to Announcement      Share Price Prior     Based on $12.00
                                                     (11/15/00)        to Announcement        Offer Price
                                                 -----------------     -----------------     ---------------
Stock Price                                            $ 9.31               $ 9.02               $12.00
Fully Diluted Shares(1)                                   6.2                  6.1                  6.4
                                                       ------               ------               ------
Market Value of Equity                                   57.5                 55.3                 77.4
    Plus: Net Debt                                       (6.3)                (6.3)                (6.3)
                                                       ------               ------               ------
Enterprise  Value                                      $ 51.1               $ 49.0               $ 71.1



                                                                                                                     Median
Price to:                           Statistic                                                                      Comparables
                                    ---------                                                                      -----------
    LTM Earnings                    $ 0.62               15.0x                14.6x                19.4x              17.9x
    2001E Earnings                    0.54               17.2                 16.7                 22.2               15.7

Enterprise Value to:

    LTM EBITDA                      $ 11.9                4.3x                 4.1x                 5.9x               8.4x
    2001E EBITDA                      12.0                4.3                  4.1                  5.9                7.6
    LTM Sales                        124.4                0.4                  0.4                  0.6

----------------
2001E based on management projections.

(1) Based on treasury method. Assumes $7.39 average exercise price for options.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SUMMARY TRADING MULTIPLES



                                     Median Multiples of Comparable Companies
                                   ---------------------------------------------
                                   Lower Growth      High Growth                        Il Fornaio at
                                    Restaurants      Restaurants        Combined         Offer Price
                                   ------------      -----------        --------        -------------
Long-Term E.P.S. Growth Rate            16.5%            30.9%            18.7%            20.0%
LTM EBITDA Margin                       13.1%            13.2%            13.2%             9.6%

Price/

LTM Earnings                            16.6x            38.9x            17.9x            19.4x
2001E Earnings                          14.5             30.2             15.7             22.2

Enterprise Value/

LTM EBITDA                               7.5x            17.3x             8.4x             5.9x
2001E EBITDA                             6.7             12.0              7.6              5.9

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SUMMARY TRADING ANALYSIS



Selected Lower Growth Restaurant Companies

                                                                  The Steak
                           Applebee's     Brinker     Cracker      n Shake       Darden      Mortons                   Outback
                              Intl         Intl        Barrel       Company   Restaurants   Restaurant   O'Charley's  Steakhouse
                           ----------     -------     --------    ----------  -----------   ----------   -----------  ----------
Stock Price (4/30/01)        $41.90       $28.70       $19.75       $ 8.96       $27.31       $23.91       $19.70       $28.99
Market Value of Equity       $1,099       $2,892       $1,130       $  255       $3,393       $  112       $  343       $2,239
Enterprise Value             $1,197       $3,002       $1,408       $  298       $3,922       $  200       $  441       $2,179
Long Term I/B/E/S
  Growth Rate                  15.4%        16.4%        13.8%        17.3%        14.8%        20.0%        20.0%        16.5%
LTM EBITDA Margin              21.0%        13.5%        10.6%        12.3%        11.8%        12.8%        14.7%        16.2%

Price to:
    LTM Earnings               17.5x        21.7x        16.2x        14.9x        18.3x        11.3x        16.8x        16.3x
    2001E Earnings             15.5         19.1         14.0         11.5         16.0         10.0         14.9         14.1

Enterprise Value to:
    LTM EBITDA                  8.3x         9.7x         7.1x         5.8x         8.6x         6.3x         8.0x         7.1x
    2001 Calendar EBITDA        7.6          8.5          6.5          5.4          7.7          5.6          6.8          6.1


                                                                             At Offer
                                                                            ----------
                               Average                Median                Il Fornaio
                               -------                ------                ----------
Long Term I/B/E/S
  Growth Rate                   16.8%                  16.5%                  20.0%
LTM EBITDA Margin               14.1%                  13.1%                   9.6%

Price to:
    LTM Earnings                16.6x                  16.6x                  19.4x
    2001E Earnings              14.4                   14.5                   22.2

Enterprise Value to:
  LTM EBITDA                     7.6x                   7.5x                   5.9x
  2001 Calendar EBITDA           6.8                    6.7                    5.9x
==================================================================================================================================


Selected High Growth Restaurant Companies

                                                                                      California
                                    Cheesecake          Buca                             Pizza
                                     Factory            Inc.         P.F. Changs        Kitchen
                                    ---------        ---------        ---------       ----------
Stock Price (4/30/01)               $   38.06        $   20.65        $   38.82        $   21.50
Market Value of Equity              $   1,242        $   335.7        $   478.9        $   395.5
Enterprise Value                    $   1,208        $   293.8        $   490.2        $   466.8
Long Term I/B/E/S Growth Rate            26.9%            36.9%            35.0%            25.0%
LTM EBITDA Margin                        13.6%            13.3%            11.9%            13.1%

Price to:
    LTM Earnings                         39.6x            38.2x            45.1x            31.6x
    2001E Earnings                       33.1             27.5             32.9             26.2

Enterprise Value to:
    LTM EBITDA                           20.2x            17.0x            17.5x            16.9x
    2001 Calendar EBITDA                 16.5             10.6             10.0             13.4

                                                                          At Offer
                                                                         ----------
                                        Average           Median         Il Fornaio
                                        -------           ------         ----------
Enterprise Value
Long Term I/B/E/S Growth Rate            30.9%            30.9%           20.0%
LTM EBITDA Margin                        13.0%            13.2%            9.6%

Price to:
    LTM Earnings                         38.7x            38.9x           19.4x
    2001E Earnings                       29.9x            30.2x           22.2x

Enterprise Value to:
    LTM EBITDA                           17.9x            17.3x            5.9x
    2001 Calendar EBITDA                 12.6             12.0             5.9

----------------
Financial statistics based on 10K, 10Q, and Wall Street Research estimates.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
COMPARABLE TRANSACTIONS


                                                                                                                  Multiple of
  Date                                                                                             Offer for          LTM
Announced                  Acquirer                                  Target                        Enterprise        EBITDA
---------                  --------                                  ------                        ----------     -----------
  3/1/2001    Management Group(1)                          Uno Restaurant Company                    $  163            5.3x
 2/16/2001    BancBoston Capital(1)                        Vicorp Restaurants Inc.                      166            4.0
 10/6/2000    Carrols Corp                                 Taco Cabana                                  152            6.0
  6/5/2000    Caxton-Iseman Capital                        Buffets Inc.                                 550            4.7
 11/9/1999    American Securitas Capital Partners          El Pollo Loco                                128            5.6
 1/27/1999    RB Capital Inc.                              Rock Bottom Restaurants                      104            5.5
12/11/1998    Cracker Barrel                               Logan's Roadhouse                            179           10.5
 9/28/1998    Bain Capital                                 Domino's                                   1,021            7.8
 9/18/1998    Consolidated Restaurant Cos.                 Spaghetti Warehouse                           60            9.9
 8/14/1998    Bruckman, Rosser, Sherrill, & Co.            Au Bon Pain Bakeries                          73            7.9
  6/4/1998    Carrols Corp.                                Pollo Tropical Inc.                           89            7.3
  4/3/1998    N.E. Restaurant Co.                          Bertucci's Inc.                              123            7.9
  8/4/1997    Restaurant Co.                               Perkins Family Restaurants L.P.              257            7.1
  9/5/1997    DavCo Acquisition Holding                    DavCo Restaurants Inc.                       196            7.4
10/21/1997    Berkshire Hathaway                           International Dairy Queen                    537            8.8
 9/23/1997    Cracken Harkey Street & Co.                  El Chico Restaurants                          65            6.4
  7/7/1997    Port Royal Holdings Inc.                     Krystal Co.                                  138            6.7

-----------------------------------------------------------------------------------------------------------------------------
Average of All Transactions                                                                                            7.0x
Median of All Transactions                                                                                             7.1x
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Average of Transactions Since 1/1/99                                                                                   5.2x
Median of Transactions Since 1/1/99                                                                                    5.4x
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
11/15/2000    Bruckman, Rosser, Sherrill, & Co.            Il Fornaio                                                  5.9x
-----------------------------------------------------------------------------------------------------------------------------

----------------
(1) Pending transaction

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PREMIUMS PAID ANALYSIS


                                                                                                           Premium  Paid(1)
    Date                                                                                               -----------------------
 Announced                 Acquirer                                  Target                            1 Day           1 Month
 ---------                 --------                                  ------                            -----           -------
  3/1/2001    Management Group(1)                          Uno Restaurant Company                      56.0%            34.5%
 2/16/2001    BancBoston Capital(1)                        Vicorp Restaurants Inc.                     38.6%            52.0%
 10/6/2000    Carrols Corp                                 Taco Cabana                                115.9%           100.9%
  6/5/2000    Caxton-Iseman Capital                        Buffets Inc.                                14.2%            23.1%
 1/27/1999    RB Capital Inc.                              Rock Bottom Restaurants                     48.1%            73.9%
12/11/1998    Cracker Barrel                               Logan's Roadhouse                           13.9%            33.3%
 9/18/1998    Consolidated Restaurant Cos                  Spaghetti Warehouse                         36.2%            12.3%
  6/4/1998    Carrols Corp.                                Pollo Tropical Inc.                         10.0%            18.5%
  4/3/1998    N.E. Restaurant Co.                          Bertucci's Inc.                             32.3%            36.6%
  8/4/1997    Restaurant Co.                               Perkins Family Restaurants L.P.             28.7%            33.3%
  9/5/1997    DavCo Acquisition Holding                    DavCo Restaurants Inc.                      49.5%            49.5%
10/21/1997    Berkshire Hathaway                           International Dairy Queen                   11.9%            10.5%
 9/23/1997    Cracken Harkey Street & Co.                  El Chico Restaurants                       102.0%            78.9%
  7/7/1997    Port Royal Holdings Inc.                     Krystal Co.                                132.0%           182.9%

-----------------------------------------------------------------------------------------------------------------------------
Average                                                                                                49.2%            52.9%
Median                                                                                                 37.4%            35.5%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
11/15/2000    Bruckman, Rosser, Sherrill, & Co              Il Fornaio                                 28.9%            33.0%
-----------------------------------------------------------------------------------------------------------------------------

----------------
Premiums based on prices prior to any market news of a possible transaction.
(1) Pending transaction

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS -- MANAGEMENT CASE




                                                               Projected Pro Forma Fiscal Year Ended December 31,
                                                             -------------------------------------------------------
                                               2000           2001        2002        2003        2004        2005
                                             -------         -------     -------     -------     -------     -------
EBITDA                                       $  11.9         $  12.0     $  13.2     $  14.6     $  16.1     $  18.4
   % Growth                                                      0.0%       10.1%       10.8%       10.6%       14.2%
Less:  Depreciation                                             (6.7)       (7.0)       (7.8)       (8.7)       (9.9)
                                                             -------     -------     -------     -------     -------
EBIT                                                             5.3         6.2         6.8         7.4         8.5
Less: Taxes                     38.5%                           (2.0)       (2.4)       (2.6)       (2.8)       (3.3)
                                                             -------     -------     -------     -------     -------
Tax-effected EBIT                                            $   3.2     $   3.8     $   4.2     $   4.5     $   5.2

Plus:  Depreciation                                              6.7         7.0         7.8         8.7         9.9
Less:  Capital Expenditures                                     (4.0)       (5.6)       (7.6)      (10.1)      (10.6)
Plus: Changes in Working Capital                                 0.1         0.1         0.1         0.1         0.1
                                                             -------     -------     -------     -------     -------
Free Cash Flow                                               $   6.1     $   5.3     $   4.5     $   3.3     $   4.7



Discount Rate                   14.0%
                                                                                                                        % of Total
                                                                                                                        ----------
                                                               NPV of Cash Flows                              $   16.9       20.9%
                                                               NPV of Terminal Value (6.0x EBITDA)                57.4       71.2%
                                                               Plus:  Net Cash as of 12/31/00                      6.3        7.8%
                                                                                                              --------      -----
                                                               Total Equity Value                             $   80.6      100.0%
                                                               Value Per Share                                $  12.50

--------------------------------------------------------------------------------
Total Enterprise Value Sensitivity
--------------------------------------------------------------------------------

                                                                                   Terminal EBITDA Multiple
                                                                ------------------------------------------------------------
                                                                                  5.5x               6.0x             6.5x
                                                                ------------------------------------------------------------
                                             Discount           12.0%          $   12.63         $   13.44         $   14.25
                                                 Rate           14.0%              11.76             12.50             13.24
                                                                16.0%              10.96             11.64             12.32


----------------
Source for projections:  Management estimates

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
LEVERAGED BUYOUT ANALYSIS                                        ($ IN MILLIONS)


Base Case Assumptions                                        Sources of Funds
---------------------                                        ----------------
Offer Price                                $   12.00         Bank Revolver (2.3x 2000 EBITDA)           $   27.3
Shares Acquired                                 6.4          Sub. Debt (1.1x 2000 EBITDA) (3)               13.0
                                           --------          New Equity                                     37.9
Equity Purchase Price                      $   77.4                                                     --------
Plus:  Fees and Expenses                        6.8          Total Sources of Funds                     $   78.2
Less:  Excess Cash                             (6.0)
                                           --------
External Funds Required                    $   78.2

New Investors IRRs based on Management Projections
--------------------------------------------------

                                            2005 (Year 5) Exit EBITDA Multiple
                                     ------------------------------------------------
                                       6.0x                6.5x                7.0x
                                     --------            --------            --------
2005 EBITDA (2)                      $   19.1            $   19.1            $   19.1
Enterprise Value                     $  114.6            $  124.1            $  133.7
Less: Debt                              (24.2)              (24.2)              (24.2)
Plus: Cash                                0.3                 0.3                 0.3
Plus: Options Proceeds                    2.0                 2.0                 2.0
                                     --------            --------            --------
Total Equity Value                   $   92.7            $  102.2            $  111.8

Investor Equity Value (1)            $   83.4            $   92.0            $  100.6

IRR                                      17.1%               19.4%               21.6%


Sensitivity Analysis
--------------------

                              Required                   Exit Multiple of 6.5x EBITDA
                            5 - Year IRR                     Maximum Offer Price
                            ------------                 ----------------------------
                               20.0%                                $11.87
                               25.0%                                $10.93
                               30.0%                                $10.21

----------------
Source for financial projections: Management estimates

(1) Assumes 5.0% of fully diluted equity granted to management in options and 5% given to sub. debt holders in warrants.

(2) Excludes approximately $700K in annual expenses that would not exist in a private company format.

(3) Assumes total returns with warrants to subordinated debt holders of 17%-18%.

PROJECT BAKER                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
ANALYSIS OF THE PRESENT VALUE OF BAKER'S STOCK PRICE


     Assumptions
     -----------
          2000 EPS                                 $ 0.62
          Assumed Future P/E Multiple               15.0x
          Assumed Discount Rate                      14.0%
          I/B/E/S Long Term Growth Rate              20.0%


     PV of Future Stock Price Based on I/B/E/S Long Term Growth Rate
     ---------------------------------------------------------------


                                        2000            2001             2002           2003            2004            2005
                                       ------          ------          ------          ------          ------          ------
          Est. EPS                     $ 0.62          $ 0.74          $ 0.89          $ 1.07          $ 1.29          $ 1.54
          Future P/E Multiple                                                                                           15.0x
                                                                                                                       ------
          Future Stock Price                                                                                           $23.14

          -----------------------------------
          PV of Future Stock Price     $12.02
          -----------------------------------

     PV of Future Stock Price Based on Management Estimates through 2005
     -------------------------------------------------------------------

                                        2000            2001             2002           2003            2004            2005
                                       ------          ------          ------          ------          ------          ------
          Est. EPS                     $ 0.62          $ 0.54          $ 0.65          $ 0.72          $ 0.77          $ 0.87
          Future P/E Multiple                                                                                            15.0x
                                                                                                                       ------
          Future Stock Price                                                                                            $13.05

          -----------------------------------
          PV of Future Stock Price     $ 6.78
          -----------------------------------

     Sensitivity Analysis:  PV of Future Stock Price
     -----------------------------------------------
                                                        PV of Future Stock Price
                                                     --------------------------------
                                                     I/B/E/S Est.     Management Est.
                                                     ------------     ---------------
                                        12.0%          $13.13             $7.40
                    Discount            14.0%           12.02              6.78
                        Rate            16.0%           11.02              6.21

                      SECTION III: FAIRNESS OPINION LETTER

                                [FORM OF OPINION]


                                   May 1, 2001



Special Committee of the Board of Directors
Il Fornaio (America) Corporation
712 Montgomery Street
San Francisco, CA  94111


Members of the Special Committee of the Board of Directors:

        You have informed us that Il Fornaio (America) Corporation ("Il Fornaio" or the "Company") intends to enter into an Agreement and Plan of Merger dated as of May 1, 2001 (the "Merger Agreement") with an affiliate of Bruckmann, Rosser, Sherrill & Co., L.P. ("BRS" or the "Investor"), pursuant to which, among other things, an affiliate of the Investor will be merged with and into the Company (the "Merger") and each outstanding share of Common Stock, par value $0.001 per share, of the Company (other than the shares rolled over by selected shareholders as prescribed in the Contribution Agreement to be entered into between such shareholders and the Investor) (the shares not being rolled over are referred to as the "Shares") will be converted into the right to receive $12.00 per share payable in cash (the "Merger Consideration"). Selected
Il Fornaio shareholders will also enter into a Voting Agreement contemporaneous with the execution of the Merger Agreement. The Merger Agreement, the Voting Agreement and the Contribution Agreement are collectively referred to herein as the "Agreements" and the transactions contemplated thereby are referred to herein as the "Transaction".

        You have asked us whether, in our opinion, the Merger Consideration to be paid pursuant to the Merger is fair, from a financial point of view as of the date hereof, to the holders of the Shares (the "Recipient Shareholders").

        In connection with rendering our opinion, we have, among other things:

        (i) Analyzed certain publicly available financial statements and other information relating to Il Fornaio;

        (ii) Analyzed certain internal financial statements and other financial and operating data concerning Il Fornaio prepared by and furnished to us by the management of Il Fornaio;

        (iii) Analyzed certain financial projections concerning Il Fornaio prepared by and furnished to us by the management of Il Fornaio;

        (iv) Discussed the past and current operations and financial condition and the prospects of Il Fornaio with the management of Il Fornaio;

May 1, 2001
Page 2



        (v) Reviewed the reported prices and trading activity of the Common Stock of Il Fornaio;

        (vi) Compared the financial performance of Il Fornaio and the prices and trading activity of the Common Stock of Il Fornaio with that of certain other comparable publicly-traded companies and their securities;

        (vii) Reviewed the financial terms to the extent available of certain comparable transactions;

        (viii) Participated in discussions and negotiations among representatives of Il Fornaio, BRS, and their advisers;

        (ix) Reviewed the Agreements, and the related exhibits and schedules in substantially final form and have assumed that the final form of such Agreements, exhibits and schedules will not vary in any respect material to our analysis; and

        (x) Performed such other analyses and examinations and considered such other factors as we have in our sole judgment deemed appropriate.

        For purposes of our analysis and opinion, we have not assumed any responsibility for independently verifying the accuracy and completeness of the information reviewed by us or reviewed for us. With respect to the financial projections of Il Fornaio which were furnished to us, we have assumed that such financial projections have been reasonably prepared by Il Fornaio, on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of Il Fornaio. We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of Il Fornaio, including real estate assets, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information and Agreements made available to us as of the date hereof. Our opinion does not address Il Fornaio's underlying business decision to effect the Transaction nor constitute a recommendation to any Il Fornaio shareholder as to how such holder should vote with respect to the matters to be submitted to such shareholders in connection with the Transaction.

        In connection with the Transaction, we have not been authorized by the Special Committee of the Board of Directors to solicit, nor have we solicited, third party indications of interest for the acquisition of all or any part of the Company. Additionally, we have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness from a financial point of view of the Merger Consideration to be received by the Recipient Shareholders pursuant to the Merger.

May 1, 2001
Page 3



        We have acted as financial advisor to the Special Committee of the Board of Directors of Il Fornaio in connection with the Merger and will receive a fee for our services upon the rendering of this opinion. In the past, Evercore Group Inc. and its affiliates have provided financial advisory services to Il Fornaio.

        This opinion is not intended to confer any rights or remedies upon any employee, creditor or shareholder of Il Fornaio or any other party.

        Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Merger Consideration to be received by the Recipient Shareholders pursuant to the Merger is fair, from a financial point of view, to the Recipient Shareholders.



                                        Very truly yours,

                                        Evercore Group Inc.



                                        By:
                                            ----------------------------------
                                              David G. Offensend
                                              Vice Chairman